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                            METROPOLITAN SERIES FUND

           SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

FIRST QUARTER 2012

None

SECOND QUARTER 2012

NAME OF PORTFOLIO: Loomis Sayles Small Cap Core Portfolio
ISSUER: Midstates Petroleum Co. Inc
BROKER: Goldman, Sachs & Co.
UNDERWRITER(S): Goldman, Sachs & Co.; Morgan Stanley & Co. LLC; Wells Fargo
                Securities, LLC; Barclays Capital Inc.; Citigroup Global Markets, Inc.; Howard Weil Incorporated; Johnson Rice & Company L.L.C.; Natixis Securities Americas LLC; RBC Capital Markets, LLC; RBS Securities Inc.; Simmons & Company International; Societe Generale; SunTrust Robinson Humphrey, Inc.; Tudor, Pickering, Holt & Co. Securities, Inc.; UBS Securities LLC
AFFILIATED UNDERWRITER IN THE SYNDICATE: Natixis Securities North America
DATE OF PURCHASE: 04/19/12
DATE OF OFFERING: 04/19/12
AMOUNT OF PURCHASE: Portfolio $491,166                    Sub-Adviser $1,855,945
AMOUNT OF OFFERING: $312,000,000
PURCHASE PRICE: $13.00
COMMISSION OR SPREAD: $0.78


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NAME OF PORTFOLIO: Loomis Sayles Small Cap Growth Portfolio
ISSUER: Midstates Petroleum Co. Inc
BROKER: Goldman, Sachs & Co.
UNDERWRITER(S): Goldman, Sachs & Co.; Morgan Stanley & Co. LLC; Wells Fargo
                Securities, LLC; Barclays Capital Inc.; Citigroup Global Markets, Inc.; Howard Weil Incorporated; Johnson Rice & Company L.L.C.; Natixis Securities Americas LLC; RBC Capital Markets, LLC; RBS Securities Inc.; Simmons & Company International; Societe Generale; SunTrust Robinson Humphrey, Inc.; Tudor, Pickering, Holt & Co. Securities, Inc.; UBS Securities LLC
AFFILIATED UNDERWRITER IN THE SYNDICATE: Natixis Securities North America
DATE OF PURCHASE: 04/19/12
DATE OF OFFERING: 04/19/12
AMOUNT OF PURCHASE: Portfolio $1,364,779                  Sub-Adviser $1,855,945
AMOUNT OF OFFERING: $312,000,000
PURCHASE PRICE: $13.00
COMMISSION OR SPREAD: $0.78

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: Comcast Corp.
BROKER: Citigroup Global Markets Inc.
UNDERWRITER(S): BNP Paribas Securities Corp.; Citigroup Global Markets Inc.;
                Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wells Fargo Securities, LLC; Barclays Capital Inc.; Credit Suisse Securities
                (USA) LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Lloyds Securities Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; RBS Securities Inc.; SMBC Nikko Capital Markets Limited; SunTrust Robinson Humphrey, Inc.; UBS Securities LLC; Allen & Company LLC; Gleacher &Company Securities, Inc.; Santander Investment Securities Inc.; U.S. Bancorp Investments, Inc.; Loop Capital Markets, LLC; The Williams Capital Group, L.P.; DNB Markets, Inc.; PNC Capital Markets LLC; TD Securities
                (USA) LLC; Drexel Hamilton, LLC; MFR Securities, Inc.; Samuel
                A. Ramirez & Co., Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 06/26/12
DATE OF OFFERING: 06/26/12
AMOUNT OF PURCHASE: Portfolio $2,942,000                 Sub-Adviser $75,000,000
AMOUNT OF OFFERING: $1,250,000,000
PURCHASE PRICE:  $99.918
COMMISSION OR SPREAD:  0.875%


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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: Comcast Corp.
BROKER: Citigroup Global Markets Inc.
UNDERWRITER(S): BNP Paribas Securities Corp.; Citigroup Global Markets Inc.;
                Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wells Fargo Securities, LLC; Barclays Capital Inc.; Credit Suisse Securities
                (USA) LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Lloyds Securities Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; RBS Securities Inc.; SMBC Nikko Capital Markets Limited; SunTrust Robinson Humphrey, Inc.; UBS Securities LLC; Allen & Company LLC; Gleacher &Company Securities, Inc.; Santander Investment Securities Inc.; U.S. Bancorp Investments, Inc.; Loop Capital Markets, LLC; The Williams Capital Group, L.P.; DNB Markets, Inc.; PNC Capital Markets LLC; TD Securities
                (USA) LLC; Drexel Hamilton, LLC; MFR Securities, Inc.; Samuel
                A. Ramirez & Co., Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 06/26/12
DATE OF OFFERING: 06/26/12
AMOUNT OF PURCHASE: Portfolio $327,000                   Sub-Adviser $75,000,000
AMOUNT OF OFFERING: $1,250,000,000
PURCHASE PRICE: $99.918
COMMISSION OR SPREAD: 0.875%

[X]  The securities are (i) part of an issue registered under the Securities
     Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

[X] The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

[X]  The underwriting was a firm commitment.

[X] The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.


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[X]  In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

[X] The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

[X] The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.